UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 8, 2005


                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)


          Delaware                     001-09553                04-2949533
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)              File Number)         Identification Number)


                   1515 Broadway, New York, NY           10036
             (Address of principal executive offices)  (Zip Code)


                                 (212) 258-6000
              (Registrant's telephone number, including area code)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

         As previously announced in the Company's report on Form 8-K dated February 1, 2005, Richard J. Bressler, Senior Executive Vice President and Chief Financial Officer, has notified the Company that he will not renew his contract which expires in March 2006. On February 8, 2005, the Company and Mr. Bressler entered into a letter agreement, dated as of January 31, 2005 (the "Amendment"), confirming certain terms sets forth in Mr. Bressler's existing employment agreement with the Company dated March 22, 2001 (the "Employment Agreement"), which was previously filed, and modifying certain terms.

         The Amendment provides that Mr. Bressler will resign his position with the Company on the date his successor is retained by the Company or such earlier date as requested by the Company, but in no event later than June 30, 2005 (the earliest of such dates to occur being the "Resignation Date"). Under the terms of the Amendment, Mr. Bressler will receive the contractual payments, benefits and perquisites due upon a termination of employment for "Good Reason" under the Employment Agreement, as modified by the Amendment, including: (i) salary for the period from the Resignation Date through December 31, 2005 which will be paid in accordance with the Company's payroll practices and salary for the period from January 1, 2006 until July 31, 2006 which will be paid in a lump sum on or before December 31, 2005; (ii) payment of deferred compensation for the period from January 1, 2005 through the Resignation Date, as well as for prior years, which will be paid by January 31, 2006 and deferred compensation for the period from the Resignation Date until July 31, 2006 which will be paid in a lump sum on or before December 31, 2005; (iii) bonus compensation for the period from January 1, 2005 through the later of April 30, 2005 or the Resignation Date pro-rated and payable at the annual rate of $5.5 million and bonus compensation from the later of April 30, 2005 or the Resignation Date through March 21, 2006 pro-rated and payable at the target bonus annual rate of $2.5 million, in each case to be paid in a lump sum on or before December 31, 2005; and (iv) all unvested stock options will vest and become exercisable as of the Resignation Date and all outstanding stock options will be exercisable until March 21, 2007.

         The Amendment provides that deferred compensation attributable to the period after the one-year anniversary of the Resignation Date through July 31, 2006 will be held in escrow in accordance with the terms of an escrow agreement entered into in connection with mitigation provisions of the Employment Agreement. The Amendment also provides that bonus compensation for 2004 in the amount of $5.5 million will be payable on or before February 16, 2005 and terminates Mr. Bressler's non-competition obligations on the Resignation Date. In connection with the Amendment, Mr. Bressler entered into a general release of claims.

         The foregoing description of the terms of the Amendment is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit
10.1 and incorporated herein by reference. A copy of the Employment Agreement was filed with the Securities and Exchange Commission as Exhibit 10(q) to the Company's Form 10-K for the year ending December 31, 2001.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

         Exhibit Number                    Description of Exhibit
         -------------                     ----------------------
             10.1 Letter Agreement, dated as of January 31, 2005, amending the Agreement dated March 22, 2001 between Viacom Inc. and Richard J. Bressler.

                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  VIACOM INC.
                                  (Registrant)


                                  By:    /s/ MICHAEL D. FRICKLAS
                                     -----------------------------------------
                                     Michael D. Fricklas
                                     Executive Vice President, General Counsel
                                     and Secretary




Date:  February 11, 2005

Exhibit Index

         Exhibit Number                          Description of Exhibit
         --------------                          ----------------------
              10.1 Letter Agreement, dated as of January 31, 2005, amending the Agreement dated March 22, 2001 between Viacom Inc. and Richard J. Bressler.